Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Daily Engage Media Group, LLC of our report dated April 7, 2017, relating to the December 31, 2016 and 2015 financial statements of Daily Engage Media Group, LLC.

We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 12, 2017